UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20810 Fernbush Lane Houston, Texas	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 821-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors.  The bylaws of the Company provide that any director nominated for re-election at the Annual Meeting of Stockholders is required to submit a resignation in advance of the meeting that is contingent upon both the director failing to receive more votes for his or her election than against it (referred to as a majority vote) and the Board of Directors accepting the resignation.  At the Company's Annual Meeting of Stockholders on May 9, 2014, Robert A. Eckels failed to receive more votes for his election than against, and the Board accepted his resignation at a Board meeting held immediately following the Annual Meeting of Stockholders.

Compensatory Arrangements of Certain Officers — 2014 Incentive Compensation Plan.  On May 9, 2014, the Compensation Committee of the Board of Directors of the Company approved the adoption of the 2014 Sterling Incentive Compensation Plan.  The plan is substantially the same as the incentive compensation plan adopted for 2013.  Certain employees of the Company and of certain of its subsidiaries are participants in the plan.  Among the participants are two of the Company's executive officers named in the Summary Compensation Table of the Company's proxy statement, Thomas R. Wright, Executive Vice President & Chief Financial Officer, and Brian R. Manning, Executive Vice President & Chief Business Development Officer.

The following is a brief description of the plan, which is qualified in its entirety by the terms of the plan itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The plan provides for establishing a target incentive amount for each participant in the plan which is expressed as a percentage of his or her base salary, for Mr. Wright, 120%, and for Mr. Manning, 40%.

For Messrs. Wright and Manning as well as for other participants in the plan who do not have operating unit responsibility, the amount of incentive compensation payable is based on the achievement of a Company earnings-per-share (EPS) goal for 2014, which accounts for 50% of the target incentive compensation, and on the achievement of personal goals, which accounts for the other 50% of the participant's target incentive compensation.

For participants who have operating unit responsibility, the amount of incentive compensation payable is based on the achievement of the EPS goal, which accounts for 25% of target incentive compensation; achievement of an operating unit earnings-before-interest-and-taxes (EBIT) goal, which accounts for 50% of target incentive compensation; and on the achievement of personal goals, which accounts for 25% of target incentive compensation.

For the EPS and EBIT goals, no incentive compensation is paid if less than 80% of the goal is achieved.  From and above the 80% threshold, the amount paid is calculated by multiplying the portion of incentive compensation allocated to the financial goal by the percentage of the goal achieved up to, but not in excess of, a 120% level of achievement irrespective of the level actually achieved.  For personal goals, there is no required minimum level of achievement, and no increased incentive compensation is paid for exceeding 100% achievement.

The EPS goal and the personal goals of the Company's executive officers are subject to approval by the Compensation Committee of the Board of Directors.

Payment of incentive compensation is made one-half in cash and one-half in shares of common stock of the Company that are subject to restrictions on their sale or other transfer for a period of three years.  The number of shares of stock is calculated by dividing the dollar amount of the incentive compensation earned by the simple average closing price of the Company's common stock during December 2014.

Compensatory Arrangements of Certain Officers — Sterling Construction Company, Inc. Stock Incentive Plan.  On March 13, 2014, the Board of Directors of the Company approved an amendment to the Company's Stock incentive Plan to increase the shares issuable under the plan by 900,000 shares, and at their Annual Meeting on May 9, 2014, the stockholders of the Company approved the amendment.  In all other respects, the plan remains unchanged.  Among the eligible participants in the plan are the Company's directors and executive officers.  A copy of the plan, as amended, is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation — Article IV.  On March 13, 2014, the Board of Directors of the Company adopted an amendment to Article IV of the Company's Certificate of Incorporation, subject to stockholder approval, to increase the number of shares of common stock the Company is authorized to issue from 19 million shares to 28 million shares.

Amendments to Articles of Incorporation — Article VI.  On November 8, 2013, the Board of Directors adopted an amendment to Section 6.2 of Article VI of the Company's Certificate of Incorporation, subject to stockholder approval, to phase out the classification of directors over a three-year period beginning with the 2015 Annual Meeting of Stockholders.

At the Company's May 9, 2014 Annual Meeting of Stockholders, both amendments were approved by the stockholders of the Company, and both amendments became effective on their filing with the Secretary of State of the State of Delaware.

The foregoing description of the amendments to the Company’s Certificate of Incorporation is qualified in its entirety by the certificate itself, an as-amended version of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Date of Meeting:	May 9, 2014
Type of Meeting:	Annual Meeting of Stockholders

Matters Voted on:	For	Against	Abstain	Broker Non- Votes
Election of Directors: Marian M. Davenport	12,123,898	981,098	6,846	2,239,112
Robert A. Eckels	5,439,236	7,665,760	6,846	2,239,112
Joseph P. Harper, Sr.	12,226,432	876,670	8,740	2,239,112
Charles R. Patton	12,123,942	980,955	6,945	2,239,112
Paul J. Varello	12,233,353	871,344	7,145	2,239,112
Approval of an amendment of Article IV of the Company's Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue.	12,621,281	2,693,870	8,520	27,283
Approval of an amendment of Article VI of the Company's Certificate of Incorporation to declassify the directors of the Company.	12,839,352	249,030	23,460	2,239,112
Approval of an amendment of the Company's Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan.	12,171,531	913,968	26,343	2,239,112
Ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2014.	15,023,805	321,189	5,960	-0-
Approval of named executive officer compensation for 2013 (an advisory vote)	11,319,721	1,654,028	138,093	2,239,112

Item 9.01	Financial Statements and Exhibits.

(c)      Exhibits

Exhibit Number	Description
3	Certificate of Incorporation of Sterling Construction Company, Inc. as amended through May 9, 2014 (filed herewith).
10.1#	The 2014 Sterling Incentive Compensation Plan (filed herewith).
10.2#	The Sterling Construction Company, Inc. Stock Incentive Plan as amended through May 9, 2014 (filed herewith).
___________
#  Management contract or compensatory plan or arrangement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2014	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun Senior Vice President

Exhibit Index
Exhibit Number	Description
3	Certificate of Incorporation of Sterling Construction Company, Inc. as amended through May 9, 2014 (filed herewith).
10.1#	The 2014 Sterling Incentive Compensation Plan (filed herewith).
10.2#	The Sterling Construction Company, Inc. Stock Incentive Plan as amended through May 9, 2014 (filed herewith).

_______________
#  Management contract or compensatory plan or arrangement.